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                         EXECUTIVE EMPLOYMENT AGREEMENT
                                       OF
                              TIMOTHY WILLIAM WHITE

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this July 31, 2000 by and between CRM, currently a Delaware corporation and effective August 1, 2000, a Nevada corporation (the "Company"), with Timothy William White (the "Employee").

In consideration of the promises and mutual covenants contained herein, the parties agree as follows:

1. EMPLOYMENT. For an initial term of four (4) years after the commencement date set forth on Schedule 1, (also, the "Effective Date"), with automatic annual one (1) year extensions of this agreement unless either party gives notice to the other no less than sixty (60) days before the end of any term that it will not be renewing this agreement, Employee shall be employed as the Vice President of Student Services ("VP") of Company, and shall have the duties and responsibilities customary to someone in that position, including the duties and responsibilities set forth on SCHEDULE 1, subject to the Company's right to expand, limit or change such duties. Company and Employee understand and agree that Employee is considered to be part of executive and management personnel of Company and/or professional staff to executive and management personnel of Company, as contemplated by C.R.S. Section 8-2-113(2)(d), a copy of which is attached hereto as EXHIBIT 2. During the term of employment hereunder, Employee shall report to the Chief Executive Officer of the Company, and shall devote his/her best efforts and full business time and attention to the business and affairs of the Company, excluding time off for vacation and reasonable time off for illness and sick days in accordance with the Company's policies in effect from time to time. Employee shall perform his/her duties and responsibilities to the Company hereunder to the best of his/her abilities in a diligent, trustworthy, businesslike, and efficient manner.

2.   COMPENSATION AND BENEFITS.

     (a) EMPLOYEE'S BASE SALARY. In consideration for rendering the services as set forth herein, Employee shall receive an annual base salary in the amount of Sixty Six Thousand Five Hundred Sixteen Dollars($66,516), beginning on the Effective Date payable semi-monthly, in arrears. All amounts payable to Employee as salary and other compensation hereunder shall be subject to taxes and customary withholding by the Company. Employee's salary will be reviewed by CBSA and Employee annually on or each anniversary of the effective date of the Agreement and shall be adjusted by mutual agreement of the parties.

     (b) STOCK OPTIONS. Employee shall receive options to purchase shares of stock in the Company's parent, College Bound Student Alliance, Inc., (a Nevada corporation effective August 1, 2000) ("CBSA"), pursuant to the Stock Option Terms set forth on Schedule 1 annexed hereto. Employee is hereby granted the option to purchase a total of 200,000 shares of common stock of CBSA at a strike price of $1.00 per share which options will be issued and shall vest as described in the attached Stock Option Terms. Stock options will remain open for exercise for five (5) years after issuance.

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     In the event of a Change in Control in CBSA as defined below, Employee shall be vested for all granted stock options. For purposes of this Agreement, Change in Control shall mean: (aa) sale of substantially all of the assets of CBSA, or (bb) the acquisition by any corporation or group of associated persons acting in concert, of an aggregate of one hundred percent (100%) of the outstanding shares of voting stock coupled with or followed by the election as directors of CBSA of persons who were not directors at the time of such acquisition if such persons shall become a majority of the Board of Directors of CBSA.

     (c) BENEFITS. The Employee shall be eligible to be a participant in any medical, dental, disability or health benefit plans which the Company may provide to similarly situated employees from time to time, as well as be included in any pension plan or profit sharing that the Company may implement from time to time, provided that Employee shall be entitled to substantially the same benefits package currently enjoyed.

     (d) EXPENSES. The Company agrees that Employee shall be entitled to reimbursement for traveling, entertainment, and other expenses reasonably incurred by Employee in the performance of his/ her employment obligations and responsibilities and reasonably related automobile expenses as are available to similarly situated executive employees; provided that such expenses be pre-approved by the Company and that the Company's liability in this regard shall otherwise be limited by the terms and conditions of Company policy in effect on the date that the expense is incurred.

3.   TERMINATION.

     (a) FOR CAUSE BY COMPANY. This Agreement may be terminated by Company for cause, at any time, effective upon written notice to Employee. The term "cause" shall mean any one of the following: (a) Employee has materially breached this Agreement, which breach remains uncured to the reasonable satisfaction of the Board of Directors of Company for thirty (30) days after Employee receives written notice thereof from the Board of Directors; (b) Employee has committed willful misconduct or any willful violation of law in the performance of Employee's duties to Company; (c) Employee has willfully failed to follow reasonable, lawful, and explicit instructions of the Board of Directors of Company concerning the operations or business of Company; (d) Employee has been convicted of a felony deemed by Company to be adverse to its business or reputation; (e) Employee has willfully misappropriated funds or property of Company; (f) Employee has willfully obtained a personal profit from any transaction which constitutes a corporate opportunity of Company or any affiliates, unless the transaction was approved in writing by Company's Board of Directors after full disclosure of all details relating to such transaction, or
(g) Employee has directly or indirectly caused a breach of the confidentiality or non-compete provisions.

     (b) WITHOUT CAUSE BY COMPANY. This Agreement may be terminated without cause by the Company at anytime effective upon written notice to Employee, provided that, if Employee is terminated "without cause," severance will be paid to the Employee as follows: (i) if the Employee is terminated without cause within one year of the date of execution of this Agreement, the Employee shall continue to be paid his base salary for six (6) months, and (ii) if the Employee is terminated without cause later than one year after execution of this Agreement, the Employee shall continue to be paid his base salary for twelve
(12) months.


     (c) VOLUNTARILY BY EMPLOYEE. In the event Employee elects to voluntarily terminate his/her employment pursuant to notice as provided herein, Company shall pay Employee the prorated


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compensation through the date of termination and any unexercised stock options
(whether vested or not) held by Employee shall automatically expire and automatically be deemed terminated and of no further force and effect upon such notice of voluntary termination. Upon payment by Company of such prorated compensation, Company shall be relieved of all further obligations to Employee under this Agreement. In such event, Employee will be bound by the provisions of Sections 5 and 6 hereof.

     (d) EFFECT OF TERMINATION ON STOCK OPTIONS AS TO SECTIONS 3(a) AND 3(b). If Employee is terminated by Company pursuant to subparagraphs 3(a) or 3(b), he/she must exercise all vested stock options within ninety (90) days of termination, and any unexercised stock options (whether vested or not) held by Employee in the shares of Company or in the shares of any affiliate of Company shall automatically expire upon such termination and automatically be deemed terminated and of no further force and effect. This provision shall control any inconsistent or conflicting provision in this Agreement and in any other agreement between Company, or any affiliate of Company, and Employee.

     (e) DEATH OR DISABILITY. The term of employment hereunder shall also terminate immediately upon the death or "permanent disability" of the Employee ("permanent disability" being defined as the inability of the Employee to adequately perform his/her work in accordance with the provisions of this Agreement for a period of 90 days), and thereupon the Employee shall not be entitled to receive any further salary or other compensation; provided however, that the Employee, or the Employee's estate or guardian, as the case may be, shall be entitled to exercise any vested unexercised stock options pursuant to their terms, and all non-vested stock options shall be automatically terminated.

4. NOTICE PERIOD. Employee and Company understand and agree that should Employee terminate employment he/she will give Company thirty (30) days' advance written notice (the "Notice Period"). Company may, at its option, pay Employee for the Notice Period in lieu of active employment during the Notice Period. It is understood that a party's exercise of its rights under this Paragraph shall be without prejudice to any other right or remedy which it may have at law, in equity, or under this Agreement, including, without limitation, Company's right to terminate such employment without notice for Cause.

4.1 Company agrees to continue in effect during the Notice Period payment of the salary only without bonus or any other compensation to which Employee may be entitled under this Agreement, which payments shall be made if and only if the Employee has executed and delivered to the Company a general release of all claims against the Company and its stockholders, directors and employees in form and substance satisfactory to the Company and only so long as Employee has not breached and during the Notice Period does not breach the provisions of Sections 5 and 6 hereof, which provisions shall extend beyond the term of employment and shall survive termination or expiration of this Agreement.

4.2 Employee agrees that during the Notice Period, he/she will cooperate fully with Company in all matters relating to the winding up of any pending work and the orderly transfer to other Company employees of accounts and matters for which Employee has been responsible.

4.3 Employee agrees that, prior to the expiration of the Notice Period, he/she will return to Company all lists of prospects, candidates and other matters compiled by Company's management and research staff, or by Employee while employed by Company, and all business records and materials related thereto, whether in tangible form, or on computer hard disks, diskettes, on tape drives or any electronic media, computer literature, correspondence, notes, memoranda, reports, summaries, manuals, proposals, contracts and other documents of any kind which relate in any way to
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the business of Company, including specifically all materials which comprise or refer to Company's Confidential Information. Employee will not retain any copy, facsimile or note intended to memorialize any such data. Employee further agrees that Company's Confidential Information and trade secrets, remains the sole and exclusive property of Company and subject to the terms of this Agreement.

4.4 Employee agrees that, at or about the expiration of the Notice Period, Company may convene an exit interview to review the status of accounts and matters for which Employee has most recently been responsible to ensure that Employee has fully obtained any entitlements which may be available under this Agreement and/or to confirm that Employee clearly understands the nature and scope of all of his/her post-employment obligations.

5.   CONFIDENTIALITY.

     (a) Employee recognizes that by virtue of Employee's employment by Company Employee will be afforded numerous and extensive resources to assist Employee in the solicitation, development, production, and servicing of business clients. Employee understands and agrees that all efforts that Employee expends and programs and strategies Employee develops in this regard shall be for the permanent and exclusive benefit of Company, that Company shall secure and retain indefinitely the proprietary interest in all such business clients, and that Employee will not undertake any action which could in any way disturb Company's relationship with said business clients or Company accounts.

     (b) Employee further recognizes that by virtue of his/her employment relationship to Company, Employee will be granted otherwise prohibited access to confidential, proprietary information and data of Company which is not known either to its competitors or within the collegiate student business and related financial planning business generally and which has independent economic value to Company and to CBSA. This information (hereinafter referred to as "Confidential Information") includes trade secrets, as contemplated by C.R.S. Sections 7-74-102(4) and 8-2-113(2)(b) (a copy of which is attached hereto as SCHEDULE 2) and also includes, but is not limited to: the whole or any portion or phase of any technical information, process, procedure, formula, improvement, confidential business or financial information, business plan, listing of names, addresses, or telephone numbers, or other information relating to Company's business which is secret and of value, including, but not limited to, data relating to Company's unique marketing and servicing programs, procedures and techniques; business, management and personnel strategies; the criteria and formulae used by Company in pricing its product; lists of prospects, candidates, and other matters compiled by Company's management and research staff; the identity, addresses, telephone numbers, authority, and responsibilities of key contacts at Company accounts, including, but not limited to, high schools and colleges; details concerning the academic, athletic and personal backgrounds of student-athlete collegiate scholarship candidates, including attributes of the scholarship candidates; commission rates of Company personnel; and other data showing the particularized requirements and preferences of clients and Company accounts, including, but not limited to, high schools and colleges. Employee recognizes that this Confidential Information constitutes a valuable property of Company and of CBSA, developed over a long period of time and at substantial expense. Accordingly, Employee agrees that Employee will not, at any time during the employment relationship with the Company or for a period of THREE (3) YEARS after the termination of the Employment relationship with Company, divulge such

Confidential Information or make use of such Confidential Information for Employee's own purposes or the purposes of another.

6. NON-COMPETE. Employee recognizes Company's legitimate interest in protecting, during and for a reasonable period of time following the termination of Employee's employment, those Company accounts and business contacts with which Employee will be associated during his/her employment. Accordingly, Employee understands and agrees that while employed by Company and for a period of THREE (3) YEARS following termination of employment with Company (unless, the Employee has been terminated without cause by Company, in which case for a period of one (1) one year following termination), Employee will not compete with the business of the Company or solicit the customers of the Company. The geographic limitation within which the Employee shall not compete includes any states in which Company conducts its business as of the date of the termination of Employee's employment with the Company. Notwithstanding this location limitation, Employee will not, during the non-competition period, solicit or perform work for any of Company's existing customers or clients as of the date of termination of Employee's employment, regardless of the location from which such work is performed. If the time or geographic limitation set forth herein is deemed to be unreasonable, Employee agrees to abide by the maximum time or geographic limitation decided by a court or other tribunal of competent jurisdiction.

7. BREACH OF AGREEMENT. Employee and Company understand and agree that any breach or evasion of any term of this Agreement will potentially give rise to actions for breach of contract or tort, which may be brought in any court of competent jurisdiction. Employee recognizes that the rights and privileges granted to Employee by this Agreement and Employee's services and Employee's corresponding covenants to Company are of a special, unique, and extraordinary character, the loss of which cannot reasonably or adequately be solely compensated for in damages in any action at law or through the offset or withholding of any monies to which Employee otherwise might be entitled from Company. Accordingly, Employee understands and agrees that Company shall also be entitled to equitable relief, including a temporary restraining order and preliminary and permanent injunctive relief, to prevent a breach of this Agreement. The remedies available to Company under this Agreement are cumulative. Company may, in its sole discretion, elect to pursue all or any of such remedies. Such remedies are in addition to any given by law or equity and may be enforced successively or concurrently.

8. SUCCESSORS OR ASSIGNS. This Agreement will be binding upon and benefit the parties hereto and their assigns, executors, heirs or successors, provided that Employee will not assign any obligation hereunder without the Company's prior written consent, which consent may be withheld by Company for any reason, and any such attempted assignment shall be void.

9. AMENDMENT, MODIFICATION, OR WAIVER. No amendment, modification or waiver of any condition, provision, or terms of this Agreement will be valid or of any effect unless made in writing and signed by the party or parties to be charged. Any waiver by any party of any defaults of the other party will not affect or impair any rights arising from any subsequent default by such party.

10. SEVERABLE CONDITIONS. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the remainder of this Agreement.
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11.  ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties respecting the transaction contemplated hereby and supersedes all prior agreements and understandings between the parties respecting the subject matter of this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado with exclusive venue for the enforcement hereof to be in Arapahoe County, Colorado. Both parties consent to personal jurisdiction in the Courts of Colorado, located in Arapahoe County.

13. ATTORNEYS' FEES. The substantially prevailing party in any litigation or other proceeding enforcing this Agreement shall be entitled to reimbursement of all costs and expenses including reasonable attorneys' fees at each trial and appellate levels.

14. CAPTIONS. The captions in this Agreement are included for purposes of reference only and are not part of the text of this Agreement.

15. COUNTERPARTS. This agreement may be executed in several counterparts all of which shall constitute one and the same Agreement.

     EXECUTED as of the date first above written.


EMPLOYEE:                              COLLEGE BOUND STUDENT ALLIANCE, INC.,

/s/ Timothy W. White                   By: /s/ Jerome M. Lapin
-----------------------------             ---------------------------
Name: Timothy W. White                 Title: Chief Executive Officer
     ------------------------                ------------------------




                               CORPORATE GUARANTEE

     For good and valuable consideration and as an inducement fore employee to enter into this Employment Agreement, the undersigned guarantor (`Guarantor") hereby guarantees prompt performance of payment to Employee of all payment obligations of the company hereunder.

     Upon notice of default by the Company, to guarantor, guarantor agrees to pay such amounts on demand. This guarantee is an absolute, unconditional, present and continuing guarantee of payment and collectability of payments due hereunder.

                                       COLLEGE BOUND STUDENT ALLIANCE, INC.

                                       By: /s/ Jerome M. Lapin
                                           ---------------------------
                                       Title: Chief Executive Officer
                                             -------------------------

                                                (Corporate Seal)


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                                   SCHEDULE 1


                               TERMS OF EMPLOYMENT
                                       OF

                             TIMOTHY WILLIAM WHITE
                               (Name of Employee)

Name:      Timothy William White                 Soc Sec. No. ###-##-####
Address:   3225 Ferncrest Court
           Grand Prairie, TX  75052
Telephone: (972) 601-9796


TITLE (POSITION): Vice President of Student Services

RESPONSIBILITIES: Responsible for all fulfillment and customer services

TERM OF EMPLOYMENT: Four years

COMMENCEMENT DATE: July 31, 2000

COMPENSATION:

     ANNUAL BASE SALARY: $66,516

     ADDITIONAL BENEFITS: See Executive Employment Agreement

     INCENTIVE COMPENSATION: See Executive Employment Agreement

     ADDITIONAL TERMS:

     STOCK OPTION PLAN.

          The Employee is hereby granted stock options to purchase up to a total of 200,000 shares of stock in the Company's parent College Bound Student Alliance Inc., which will be issued and vest, as follows:

          At the end of each annual anniversary of the Effective Date hereof during the initial term of employment hereunder, Employee shall be granted an option to purchase up to 50,000 shares of stock of College Bound Student Alliance Inc., ("CBSA") at a strike price of $1.00 per share. The options will vest annually on each twelve (12) month anniversary of this Agreement and may be exercised at any time before five (5) years after the date of issuance, at which time the options will expire.

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                                   SCHEDULE 2


              Copy of C.R.S. Sections 7-74-102(4) and 8-2-113(2)(d)